For Immediate Release

8x8, Inc. Announces Record Financial Results
for Fourth Quarter and Full-Year Fiscal 2012

Fiscal Q4 2012 Revenue from Business Customers Increases 44% Year over Year;
Fiscal 2012 Revenue from Business Customers Increases 30% and
Non-GAAP Net Income Increases 46%

SUNNYVALE, Calif. -- May 16, 2012 -- 8x8, Inc. (Nasdaq: EGHT), provider of innovative cloud communications and computing solutions, today announced operating results for the fourth quarter and fiscal year ended March 31, 2012.

Fourth Quarter Fiscal 2012 Financial Results
  Total revenue for the quarter increased 33% year over year to a record $24.2 million.
  Revenue from business customers increased 44% year over year to $22.8 million.
  Average monthly revenue per business customer was $244, compared with $204 in the same period last year.
  Average number of services subscribed to per business customer grew to 9.8 from 8.0 in the same period last year.
  Business customer churn was 2.0%, compared with 2.3% in the fourth quarter of fiscal 2011; revenue churn was 1.6%.
  Gross margin at 68.4%; service margin was 76.1%.
  GAAP net income was $63.9 million, or $0.87 per diluted share, compared with $2.0 million, or $0.03 per share, for the fourth quarter of fiscal 2011 (includes a one-time non-cash income tax benefit of $62.1 million associated with the release of a deferred tax asset valuation allowance in the fourth fiscal quarter).
  Non-GAAP net income (as outlined in the reconciliation table below) was $3.0 million, or $0.04 per diluted share, compared with $2.3 million, or $0.03 per diluted share, in the same period last year.
  Balance sheet grew by $2.4 million to end the quarter with $24.4 million in cash, cash equivalents and investments.

Full Year Fiscal 2012 Financial Results
  Total revenue was a record $85.8 million, a 22% increase over revenue of $70.2 million for fiscal 2011.
  Revenue from business customers was $79 million, a 30% increase over revenue of $61 million in fiscal 2011.
  GAAP net income was $69.2 million, or $0.99 per diluted share, compared with $6.5 million, or $0.10 per share, for fiscal 2011 (includes a one-time non-cash income tax benefit of $62.1 million associated with the release of a deferred tax asset valuation allowance in the fourth fiscal quarter).

  Non-GAAP net income (as outlined in the reconciliation table below) was $10.3 million, or $0.15 per diluted share, compared with $7.1 million, or $0.11 per diluted share, for fiscal 2011.
  Gross margin as a percentage of sales in fiscal 2012 was 67.5%, compared with 67.8% for fiscal 2011.
  Net cash provided by operating activities grew to $9.2 million, compared with $8.6 million in fiscal 2011.
  Cash, cash equivalents and investments increased $6.0 million in fiscal 2012; share repurchases totaled $2.9M for fiscal year 2012.

"8x8's strong results for fiscal 2012 reflect the continued success of our core business model combined with solid execution of our new strategic initiatives," said 8x8 Chairman and CEO Bryan Martin. "These included a sharper focus on mid-market business customers, reflected in our higher ARPU figures, the acquisition of Contactual, the addition of cloud hosting services and the refinement of our customer service methodology and procedures, which translated into decreasing churn results during the course of the year."

"I'm very pleased to report that as a result of these investments, we have increased revenue from business customers in the fourth quarter by 44% while maintaining very healthy margins, net income and an increasing cash balance," said Martin. "In addition, we more than tripled our fourth quarter revenue from our channel compared to last year and, while still a small percentage of our revenue, this progress is key to the successful execution of our mid-market growth strategy."

Martin continued, "I am excited about 8x8's prospects for growth in fiscal 2013 and beyond which will be driven by greater awareness of the benefits of cloud-based technologies, increased mid-market and government adoption of our services, a growing and productive third-party channel organization and the prospects for global expansion we are currently pursuing with new and existing partners."

Additional Fourth Quarter and Full Year Business Highlights:

  Ended the quarter with 28,671 business customers, compared with 27,677 customers in the prior quarter.
  Appointed former Trend Micro and IBM executive Eric Goffney Vice President of Customer Support & Success.
  Added to Russell 3000 Index and OceanTomo 300 Patent Index.
  Acquired cloud contact center service provider Contactual Inc. and cloud hosting service provider Zerigo.
  Co-developed, launched and began operation of mobile international calling app for AT&T.
  Announced inclusion in GSA Schedule 70 and NASA SEWP IV government contract vehicles.

  Added three new executives, Mansour Salame, Eric Salzman and Vikram Verma, to 8x8 Board of Directors.

Non-GAAP Measures

We have provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating our ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP net income and non-GAAP net income per share

We have defined non-GAAP net income as net income for GAAP plus loss on investment, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets, acquisition-related costs and facility exit costs. We have excluded loss on a strategic investment in another company because we consider it to have been an isolated transaction and believe it is not reflective of our ongoing operations. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. In the fourth quarter of fiscal 2012, we released a $62.1 million deferred tax valuation allowance that reflects tax deferrals accumulated over many years. This $62.1 million release is very unlikely to recur in the future and is a non-cash transaction. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded acquisition-related expenses, including expenses to exit an acquired facility, because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Conference Call Information

Management will host a conference call to discuss these results and other matters related to the Company's business today, May 16, 2012, at 4:30 pm EDT. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID #74768290) (404) 537-3406, international (Conference ID #74768290)
Webcast:	http://investors.8x8.com/
Additional presentation materials:	http://virtualmeeting.8x8.com/Q4FY2012Earnings

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight May 23, 2012. The webcast will be archived on 8x8's website for a period of three months. For additional information, visit http://investors.8x8.com.

About 8x8, Inc.

8x8, Inc. (NASDAQ: EGHT) is a leading provider of cloud communications and computing solutions. With a portfolio of SaaS and IaaS solutions encompassing hosted communications services, contact center, unified communications, video web conferencing, managed dedicated hosting, virtual private servers and more, 8x8 is uniquely positioned as a business' one-stop shop for everything cloud. 8x8 has been delivering cloud services since 2002 and has garnered a reputation for technological excellence and outstanding reliability, backed by a commitment to exceptional customer support. 8x8 customers include small to medium sized businesses, distributed enterprise organizations and government agencies. For additional information, visit www.8x8.com, or connect with 8x8 on Facebook and Twitter.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, customer acceptance and demand for our products and services, the reliability of our services, the prices for our services, customer renewal rates, customer acquisition costs, actions by our competitors, including price reductions for their telephone services, potential federal and state regulatory actions, compliance costs, potential warranty claims and product defects, our needs for and the availability of adequate working capital, our ability to innovate technologically, the timely supply of products by our contract manufacturers, potential future intellectual property infringement claims that could adversely affect our business and operating results, and our ability to retain our listing on the NASDAQ Capital Market. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Investor Relations Contact:
Joan Citelli
jcitelli@8x8.com
(408) 654-0970

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Service revenues	$22,148	$16,900	$78,382	$64,998
Product revenues	2,051	1,284	7,421	5,165
Total revenues	24,199	18,184	85,803	70,163

Operating expenses:
Cost of service revenues	5,301	3,718	18,065	14,508
Cost of product revenues	2,355	2,218	9,822	8,115
Research and development	1,843	1,191	6,745	4,819
Sales and marketing	10,904	7,872	37,980	31,744
General and administrative	1,640	1,152	6,012	4,733
Total operating expenses	22,043	16,151	78,624	63,919
Income from operations	2,156	2,033	7,179	6,244
Other income (loss), net	(363)	26	(305)	305
Income before provision for income taxes	1,793	2,059	6,874	6,549
Provision (benefit) for income taxes	(62,070)	48	(62,354)	55
Net income	$63,863	$2,011	$69,228	$6,494

Net income per share:
Basic	$0.91	$0.03	$1.04	$0.10
Diluted	$0.87	$0.03	$0.99	$0.10

Weighted average number of shares:
Basic	70,205	62,655	66,413	63,087
Diluted	73,648	65,956	70,149	65,873

8x8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	March 31,	March 31,
	2012	2011
ASSETS
Current assets
Cash and cash equivalents	$22,426	$16,474
Investments	1,942	1,927
Accounts receivable, net	2,279	863
Inventory	581	2,105
Deferred tax assets	7,730	-
Other current assets	928	707
Total current assets	35,886	22,076
Property and equipment, net	3,820	2,398
Intangible assets, net	11,622	214
Goodwill	25,150	1,210
Deferred tax assets, non-current	53,977	-
Other assets	278	686
Total assets	$130,733	$26,584

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$5,476	$4,551
Accrued compensation	3,105	1,722
Accrued warranty	387	362
Deferred revenue	891	835
Other accrued liabilities	2,356	3,214
Total current liabilities	12,215	10,684

Other liabilities	68	39
Total liabilities	12,283	10,723

Total stockholders' equity	118,450	15,861
Total liabilities and stockholders' equity	$130,733	$26,584

8x8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Twelve Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net income	$69,228	$6,494
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,535	1,235
Amortization	788	94
Stock-based compensation	1,506	458
Change in fair value of warrant liability	-	(167)
Deferred income tax benefit	(62,422)	-
Other	561	84
Changes in assets and liabilities:
Accounts receivable, net	(1,059)	(358)
Inventory	1,535	29
Other current and noncurrent assets	489	75
Deferred cost of goods sold	1	(16)
Accounts payable	(1,214)	916
Accrued compensation	128	278
Accrued warranty	25	31
Accrued taxes and fees	(356)	24
Deferred revenue	(197)	(475)
Other current and noncurrent liabilities	(1,337)	(113)
Net cash provided by operating activities	9,211	8,589

Cash flows from investing activities:
Purchases of property and equipment	(2,300)	(2,057)
Restricted cash decrease	28	-
Purchase of investment	-	(2,000)
Purchase of strategic investment	-	(315)
Acquisition of businesses, net of cash acquired	(713)	(998)
Sale of property and equipment	-	6
Net cash used in investing activities	(2,985)	(5,364)

Cash flows from financing activities:
Capital lease payments	(275)	(38)
Repurchase of common stock	(2,934)	(7,662)
Buyback of employee stock options	-	(539)
Proceeds from exercise of warrants	-	880
Proceeds from (cost of) issuance of common stock	(60)	278
Proceeds from issuance of common stock under employee stock plans	2,995	2,274
Net cash used in financing activities	(274)	(4,807)
Net increase (decrease) in cash and cash equivalents	5,952	(1,582)

Cash and cash equivalents at the beginning of the period	16,474	18,056
Cash and cash equivalents at the end of the period	$22,426	$16,474

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	March 31, 2011	June 30, 2011	Sept. 30, 2011	Dec. 31, 2011	March 31, 2012
Gross business customer additions (1)	3,009	2,897	3,176	2,836	2,892
Gross business customer cancellations (less
cancellations within 30 days of sign-up)	1,645	1,593	1,620	1,642	1,697
Business customer churn (less cancellations
within 30 days of sign-up) (2)	2.3%	2.1%	2.1%	2.0%	2.0%
Total business customers (3)	24,385	25,455	26,727	27,677	28,671

Business customer average monthly service
revenue per customer (4)	$ 204	$ 200	$ 207	$ 239	$ 244

Overall service margin	78%	78%	77%	77%	76%
Overall product margin	-73%	-53%	-45%	-24%	-15%
Overall gross margin	67%	67%	66%	68%	68%

Business subscriber acquisition cost per service (5)	$ 91	$ 89	$ 101	$ 92	$ 99
Average number of services subscribed to
per business customer	8.0	8.4	9.0	9.4	9.8
Business customer subscriber acquisition cost (6)	$ 725	$ 743	$ 906	$ 867	$ 965

(1)

Includes 250 customers acquired directly from our acquisition in the second fiscal quarter of 2012 from Contactual, Inc. and does not include customers of Virtual Office Solo or Zerigo, Inc. ("Zerigo").

(2)

Business customer churn is calculated by dividing the number of business customers that terminated (after the expiration of the 30 day trial) during that period by the simple average number of business customers during the period and dividing the result by the number of months in the period. The simple average number of business customers during the period is the number of business customers on the first day of the period plus the number of business customers on the last day of the period divided by two.

(3)

Business customers are defined as customers paying for service. Customers that are currently in the 30 day trial period are considered to be customers that are paying for service. Customers subscribing to Virtual Office Solo or Zerigo services are not included as business customers.

(4)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(5)

Business subscriber acquisition cost per service is defined as the combined costs of advertising, marketing, promotions, commissions and equipment subsidies for business services sold during the period divided by the number of gross business services added during the period.

(6)	Business customer subscriber acquisition cost is business subscriber acquisition cost per service times the average number of services subscribed to per business customer.

RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Twelve Months Ended
	March 31,		March 31,
	2012	2011	2012	2011
Net income	$63,863	$2,011	$69,228	$6,494
Loss on investment	356	-	356	-
Non-cash tax adjustments	(62,086)	-	(62,422)	-
Amortization	357	26	788	94
Stock-based compensation expense	493	230	1,506	458
Acquisition-related expense	12	-	739	10
Facility exit expense	-	-	140	-
Non-GAAP net income	$2,995	$2,267	$10,335	$7,056

Weighted average number of shares:
Diluted	73,648	65,956	70,149	65,873

GAAP earnings per share - Diluted	$0.87	$0.03	$0.99	$0.10
Loss on investment	-	-	0.01	-
Non-cash tax adjustments	(0.84)	-	(0.89)	-
Amortization	-	-	0.01	-
Stock-based compensation expense	0.01	-	0.02	0.01
Acquisition-related expense	-	-	0.01	-
Facility exit expense	-	-	-	-
Non-GAAP net income per share - Diluted	$0.04	$0.03	$0.15	$0.11

GAAP net income percentage of revenue	264%	11%	81%	9%
Loss on investment	1%	-	-	-
Non-cash tax adjustments	-257%	-	-73%	-
Amortization	2%	-	1%	-
Stock-based compensation expense	2%	1%	2%	1%
Acquisition-related expense	-	-	1%	-
Facility exit expense	-	-	-	-
Non-GAAP net income percentage of revenue	12%	12%	12%	10%

8x8, Inc.
RECONCILIATION OF NET INCOME TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended
	June 30, 2011	Sept. 30, 2011	Dec. 31, 2011	March 31, 2012
Net income	$1,947	$832	$2,586	$63,863
Loss on investment	-	-	-	356
Non-cash tax adjustments	(336)	-	-	(62,086)
Amortization	26	48	357	357
Stock-based compensation expense	266	329	418	493
Acquisition-related expense	7	479	241	12
Facility exit expense	-	-	140	-
Non-GAAP Net income	$1,910	$1,688	$3,742	$2,995

Weighted average number of shares:
Diluted	65,808	67,759	73,214	73,648

GAAP earnings per share - Diluted	$0.03	$0.01	$0.04	$0.87
Loss on investment	-	-	-	-
Non-cash tax adjustments	(0.01)	-	-	(0.84)
Amortization	-	-	-	-
Stock-based compensation expense	0.01	-	0.01	0.01
Acquisition-related expense	-	0.01	-	-
Facility exit expense	-	-	-	-
Non-GAAP net income per share - Diluted	$0.03	$0.02	$0.05	$0.04

GAAP net income percentage of revenue	11%	4%	11%	264%
Loss on investment	-	-	-	1%
Non-cash tax adjustments	-2%	-	-	-257%
Amortization	-	-	1%	2%
Stock-based compensation expense	1%	2%	2%	2%
Acquisition-related expense	-	3%	1%	-
Facility exit expense	-	-	1%	-
Non-GAAP net income percentage of revenue	10%	9%	16%	12%